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Exhibit 99.1
AXT, Inc. Fourth Quarter and Fiscal Year 2021 Results
February 16, 2022
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AXT, Inc. Announces Fourth Quarter and Fiscal Year 2021 Financial Results

Topline Expands 44 Percent Year on Year

FREMONT, Calif., February 16, 2022 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the fourth quarter and fiscal year, ended December 31, 2021.

Management Qualitative Comments

“2021 was a pivotal year for our business,” said Morris Young, chief executive officer. “We achieved 44 percent revenue growth, driven by market expansion and strategic customer wins, and delivered a more than 350 percent increase in our profitability. We believe we are hitting an inflection point in which applications that were once considered early stage technologies are now moving to mainstream adoption. And as we look ahead, we expect our momentum to continue. With our current growth drivers, we believe we can deliver healthy double-digit revenue growth in 2022. Our investments in capacity, R&D for larger diameter substrates, and the STAR Market IPO of our Tongmei subsidiary give us significant competitive advantages in our ability to scale our business, and meet the needs of Tier-1 customers and emerging high-volume applications. We have a strong foundation in place and believe that the stage is set for another year of meaningful achievement in 2022.”

Fourth Quarter 2021 Results

In order to provide better clarity on its operational and financial results, AXT began reporting its financial results on both a GAAP and non-GAAP basis in the third quarter of 2021. Non-GAAP results exclude stock-based compensation. Investors can find GAAP to non-GAAP reconciliation tables in the financial statements in this earnings release.

●	Revenue for the fourth quarter of 2021 was $37.7 million, compared with $34.6 million in the third quarter of 2021 and $27.0 million for the fourth quarter of 2020. This is 40% quarterly growth over the fourth quarter of 2020.

●	GAAP gross margin was 32.2 percent of revenue for the fourth quarter of 2021, compared with 33.3 percent of revenue in the third quarter of 2021 and 33.9 percent for the fourth quarter of 2020.

●	Non-GAAP gross margin, after eliminating charges for stock compensation, was 32.4 percent of revenue for the fourth quarter of 2021, compared with 33.8 percent of revenue in the third quarter of 2021 and 34.0 percent for the fourth quarter of 2020.

AXT, Inc. Fourth Quarter and Fiscal Year 2021 Results
February 16, 2022

●	GAAP operating expenses were $9.1 million in the fourth quarter of 2021. This compares with $9.1 million in the third quarter of 2021 and $7.2 million for the fourth quarter of 2020.

●	Non-GAAP operating expenses were $8.1 million in the fourth quarter of 2021. This compares with $7.7 million in the third quarter of 2021 and $6.6 million for the fourth quarter of 2020.

●	GAAP operating profit for the fourth quarter of 2021 was $3.0 million, compared with operating profit of $2.4 million in the third quarter of 2021 and an operating profit of $1.9 million for the fourth quarter of 2020.

●	Non-GAAP operating profit for the fourth quarter of 2021 was $4.1 million, compared with operating profit of $4.0 million in the third quarter of 2021 and an operating profit of $2.6 million for the fourth quarter of 2020.

●	Non-operating income and expense, net (including income attributable to noncontrolling interests and redeemable noncontrolling interests) for the fourth quarter of 2021 was an expense of $0.1 million, compared with income of $1.4 million in the third quarter of 2021 and income of $0.1 million for the fourth quarter of 2020.

●	GAAP net income in the fourth quarter of 2021 was $3.0 million, or $0.07 per share, compared with net income of $3.8 million or $0.09 per share in the third quarter of 2021, and net income of $2.1 million or $0.05 per share for the fourth quarter of 2020.

●	Non-GAAP net income in the fourth quarter of 2021 was $4.1 million, or $0.09 per share, compared with net income of $5.4 million or $0.13 per share in the third quarter of 2021, and net income of $2.8 million or $0.06 per share for the fourth quarter of 2020.

Fiscal Year 2021 Results (January 1 to December 31, 2021)

●	Revenue for fiscal year 2021 was $137.4 million, an increase of 44 percent from $95.4 million in fiscal year 2020.

●	GAAP gross margin for fiscal year 2021 was 34.5 percent of revenue, up from 31.7 percent of revenue in fiscal year 2020.

●	Non-GAAP gross margin for fiscal year 2021 was 34.8 percent of revenue, up from 31.9 percent of revenue in fiscal year 2020.

●	GAAP operating expenses for fiscal year 2021 were $34.5 million, compared with $26.3 million in fiscal year 2020.

●	Non-GAAP operating expenses for fiscal year 2021 were $30.4 million, compared with $23.8 million in fiscal year 2020.

AXT, Inc. Fourth Quarter and Fiscal Year 2021 Results
February 16, 2022

●	GAAP operating income for fiscal year 2021 was $12.9 million compared with $3.9 million in fiscal 2020.

●	Non-GAAP operating income for fiscal year 2021 was $17.4 million compared with $6.6 million in fiscal 2020.

●	GAAP net income for fiscal 2021 was $14.6 million, or $0.34 per share, compared with $3.2 million, or $0.07 per share for fiscal 2020.

●	Non-GAAP net income for fiscal 2021 was $19.1 million, or $0.44 per share, compared with $5.9 million, or $0.14 per share for fiscal 2020.

STAR Market Listing Update

On January 10, 2022 AXT announced that Tongmei, their subsidiary in Beijing, China, submitted to the Shanghai Stock Exchange in late December 2021 their application to go public on the STAR Market.  The application was accepted for consideration on January 10, 2022.  The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Tongmei expects to accomplish this goal in the second half of 2022. AXT has posted a brief summary of the plan and the process on its website at www.axt.com.

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 7427708). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (855) 859-2056 (passcode 7427708) until February 24, 2021. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy,

AXT, Inc. Fourth Quarter and Fiscal Year 2021 Results
February 16, 2022

the company has partial ownership in ten companies in China producing raw materials for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation.  We believe that non-GAAP measures provide better comparability with our peer companies, many of which also use similar non-GAAP financial measures.  Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends. These non-GAAP measures have certain limitations and are not meant to be considered in isolation or as a substitute for GAAP financial information. Please note that other companies may calculate non-GAAP financial measures differently.  A reconciliation of our GAAP consolidated financial statements to our non-GAAP consolidated financial statements is provided below.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, our belief that we can deliver healthy double-digit revenue growth in 2022, statements regarding completing other preliminary steps in connection with the proposed listing of shares of Tongmei on the STAR Market, being accepted to list shares of Tongmei on the STAR Market and the timing and completion of such listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, including technology trends and new applications, our market opportunity, our ability to lead our industry, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the withdrawal, cancellations or requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the investments in Tongmei and the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a

AXT, Inc. Fourth Quarter and Fiscal Year 2021 Results
February 16, 2022

result of air pollution in China; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Fourth Quarter and Fiscal Year 2021 Results
February 16, 2022

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Revenue	$37,732	$27,035	$137,393	$95,361
Cost of revenue	25,593	17,873	89,979	65,086
Gross profit	12,139	9,162	47,414	30,275
Operating expenses:
Selling, general and administrative	6,348	5,081	24,189	19,200
Research and development	2,757	2,162	10,328	7,135
Total operating expenses	9,105	7,243	34,517	26,335
Income from operations	3,034	1,919	12,897	3,940
Interest expense, net	(158)	(41)	(213)	(179)
Equity in income of unconsolidated joint ventures	735	354	4,409	111
Other income (expense), net	(389)	260	509	3,200
Income before provision for (benefit from) income taxes	3,222	2,492	17,602	7,072
Provision for (benefit from) income taxes	(411)	108	1,093	2,031
Net income	3,633	2,384	16,509	5,041
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(668)	(320)	(1,934)	(1,803)
Net income attributable to AXT, Inc.	$2,965	$2,064	$14,575	$3,238
Net income attributable to AXT, Inc. per common share:
Basic	$0.07	$0.05	$0.35	$0.08
Diluted	$0.07	$0.05	$0.34	$0.07
Weighted-average number of common shares outstanding:
Basic	41,758	40,678	41,367	40,152
Diluted	42,750	42,042	42,720	41,025

AXT, Inc. Fourth Quarter and Fiscal Year 2021 Results
February 16, 2022

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$36,763	$72,602
Short-term investments	5,419	240
Accounts receivable, net	34,839	24,558
Inventories	65,912	51,515
Prepaid expenses and other current assets	17,252	15,603
Total current assets	160,185	164,518
Long-term investments	9,576	5,726
Property, plant and equipment, net	142,415	115,825
Operating lease right-of-use assets	2,324	2,683
Other assets	17,941	10,110
Total assets	$332,441	$298,862
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,649	$12,669
Accrued liabilities	17,057	15,995
Short-term loan, related party	1,887	—
Bank loan	12,229	10,411
Total current liabilities	47,822	39,075
Noncurrent operating lease liabilities	1,935	2,374
Other long-term liabilities	2,453	1,881
Total liabilities	52,210	43,330

Redeemable noncontrolling interests	50,385	47,563

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	43	42
Additional paid-in capital	231,622	230,381
Accumulated deficit	(29,970)	(44,545)
Accumulated other comprehensive income	6,302	3,209
Total AXT, Inc. stockholders’ equity	211,529	192,619
Noncontrolling interests	18,317	15,350
Total stockholders’ equity	229,846	207,969
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$332,441	$298,862

AXT, Inc. Fourth Quarter and Fiscal Year 2021 Results
February 16, 2022

AXT, INC.

Reconciliation of Statements of Operations Under GAAP and Non-GAAP

(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP gross profit	$12,139	$9,162	$47,414	$30,275
Stock compensation expense	105	33	368	116
Non-GAAP gross profit	$12,244	$9,195	$47,782	$30,391

GAAP operating expenses	$9,105	$7,243	$34,517	$26,335
Stock compensation expense	983	659	4,151	2,507
Non-GAAP operating expenses	$8,122	$6,584	$30,366	$23,828

GAAP income from operations	$3,034	$1,919	$12,897	$3,940
Stock compensation expense	1,088	692	4,519	2,623
Non-GAAP income from operations	$4,122	$2,611	$17,416	$6,563

GAAP net income	$2,965	$2,064	$14,575	$3,238
Stock compensation expense	1,088	692	4,519	2,623
Non-GAAP net income	$4,053	$2,756	$19,094	$5,861

GAAP net income per diluted share	$0.07	$0.05	$0.34	$0.07
Stock compensation expense per diluted share	$0.03	$0.02	$0.11	$0.06
Non-GAAP net income per diluted share	$0.09	$0.06	$0.44	$0.14

Shares used to compute diluted net income per share	42,750	42,042	42,720	41,025